EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2007 included in the Registration Statement on Form S-1 Post-Effective Amendment No. 4 and related Prospectus of Triangle Petroleum Corporation for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP CHARTERED ACCOUNTANTS Vancouver, Canada July 24, 2007